UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statements of income have been prepared to illustrate the effect of AAM’s merger with Metaldyne Performance Group Inc. (MPG). The pro forma statements of income do not reflect events that will not have a continuing impact on the financial results of AAM, including, but not limited to, the anticipated realization of ongoing savings from operating synergies, and certain one-time charges AAM incurred in connection with the transaction. The pro forma financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the merger been completed on the assumed date or for the periods presented, or which may be realized in the future.

American Axle & Manufacturing Holdings, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year Ended December 31, 2016

	Historical

(in millions, except per share data)	AAM	MPG	Effect of Reclassification		Adjusted MPG	Acquisition Adjustments		Pro Forma Condensed Combined
Net sales	$3,948.0	$2,790.7	$-		$2,790.7	$(95.1)	A1	$6,643.6

Cost of goods sold	3,221.9	2,321.5	-		2,321.5	(80.2)	A2	5,463.2

Gross profit	726.1	469.2	-		469.2	(14.9)		1,180.4

Selling, general and administrative expense	314.2	242.3	(76.2)	R1	166.1	0.4	A3	480.7

Amortization of intangible assets	5.0	-	69.9	R1	69.9	22.5	A4	97.4

Restructuring and acquisition-related costs	26.2	-	6.3	R1	6.3	(17.2)	A5	15.3

Operating income	380.7	226.9	-		226.9	(20.6)		587.0

Interest expense	(93.4)	(103.5)	-		(103.5)	(38.1)	A6	(235.0)

Investment income	2.9	-	-		-	-		2.9

Other income, net	8.8	11.9	-		11.9	-		20.7

Income before income taxes	299.0	135.3	-		135.3	(58.7)		375.6

Income tax expense	58.3	38.4	-		38.4	(20.5)	A8	76.2

Net income	$240.7	$96.9	$-		$96.9	$(38.2)		$299.4

Income attributable to noncontrolling interest	-	(0.6)	-		(0.6)	-		(0.6)

Net income attributable to stockholders	$240.7	$96.3	$-		$96.3	$(38.2)		$298.8

Earnings per share:
Basic	$3.08	$1.43						$2.65
Diluted	$3.06	$1.39						$2.64
Weighted average common shares
Basic	76.4	67.5						110.8	A9
Diluted	76.9	69.3						111.3	A9

American Axle & Manufacturing Holdings, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Nine-Months Ended September 30, 2017

	Historical
	AAM Nine Months Ended September 30, 2017	MPG Three Months Ended April 2, 2017	Effect of Reclassification		Adjusted MPG			Pro Forma Condensed Combined
						Acquisition Adjustments
(in millions, except per share data)
Net sales	$4,532.1	$749.1	$-		$749.1	$(23.8)	A1	$5,257.4

Cost of goods sold	3,707.3	620.7	-		620.7	(45.0)	A2	4,283.0

Gross profit	824.8	128.4	-		128.4	21.2		974.4

Selling, general and administrative expense	289.1	89.8	(43.3)	R1	46.5	0.1	A3	335.7

Amortization of intangible assets	50.8	-	17.5	R1	17.5	5.6	A4	73.9

Restructuring and acquisition-related costs	90.5	-	25.8	R1	25.8	(72.1)	A5	44.2

Operating income	394.4	38.6	-		38.6	87.6		520.6

Interest expense	(139.9)	(26.8)	-		(26.8)	(9.5)	A6	(176.2)

Investment income	2.2	-	-		-	-		2.2

Other income, net	(10.1)	1.1	-		1.1	2.7	A7	(6.3)

Income before income taxes	246.6	12.9	-		12.9	80.8		340.3

Income tax expense	15.6	3.4	-		3.4	28.3	A8	47.3

Net income	$231.0	$9.5	$-		$9.5	$52.5		$293.0

Income attributable to noncontrolling interest	(0.2)	(0.1)	-		(0.1)	-		(0.3)

Net income attributable to stockholders	$230.8	$9.4	$-		$9.4	$52.5		$292.7

Earnings per share:
Basic	$2.28							$2.58
Diluted	$2.27							$2.57
Weighted average common shares
Basic	99.2							111.2	A9
Diluted	99.6							111.7	A9

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of AAM and MPG and reflect pro forma adjustments for (i) reclassifications resulting from differences in AAM accounting policies and MPG accounting policies; (ii) acquisition-related adjustments resulting from the transaction; and (iii) adjustments resulting from AAM's incurrence of new indebtedness that was used, in part, to refinance certain existing indebtedness of MPG (Note 3).

The merger was accounted for in the unaudited pro forma condensed combined financial statements under Accounting Standards Codification (ASC) 805, Business Combinations (ASC 805), using the acquisition method of accounting with AAM as the acquirer. Under ASC 805, transaction costs associated with the acquisition are not included as a component of the consideration transferred but are accounted for as expenses in the period incurred.

Pro Forma Condensed Combined Statements of Income

The unaudited pro forma condensed combined statements of income have been prepared as if the acquisition occurred on January 1, 2016. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2016 is based on the historical statements of income of AAM and MPG for the full year ended December 31, 2016. The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2017 is based on the historical statement of income for MPG for the period January 1, 2017 through April 2, 2017, combined with the historical statement of income for AAM for the period January 1, 2017 through September 30, 2017, which includes MPG results for the period from the acquisition date through September 30, 2017. The unaudited pro forma condensed combined statements of income have been adjusted for certain reclassification and acquisition-related adjustments. These adjustments give effect to events that are directly attributable to the acquisition, are factually supportable, and are expected to have a continuing impact on the results of operations of the combined entity after the transaction.

2. Effect of Reclassification Adjustments

The unaudited pro forma condensed combined statements of income include reclassification adjustments to conform the presentation of MPG's statements of income to the presentation of AAM's statements of income.

Reclassification Adjustments – Unaudited pro forma condensed combined statement of income:	Nine Months Ended	Year Ended
	September 30, 2017	December 31, 2016
	(in millions)	(in millions)
R1
To reclassify MPG's amortization expense, as well as their expenses incurred in conjunction with the merger, from Selling, general and administrative expense to Amortization of intangible assets and Restructuring and acquisition-related costs, respectively.
	$ 43.3	$ 76.2

3. Pro Forma Acquisition Adjustments

Pro forma adjustments related to the acquisition are reflected in the “Acquisition Adjustments” column in the pro forma financial statements and are as follows:

Acquisition Adjustments – Unaudited pro forma condensed combined statement of income:

		Nine Months Ended September 30, 2017	Year Ended December 31, 2016
		(in millions)	(in millions)
A1	Adjustment to net sales to eliminate MPG sales to AAM	$23.8	$95.1

A2	To eliminate the cost of goods sold associated with MPG's sales to AAM	$(23.8)	$(95.1)
	To adjust depreciation expense in cost of goods sold for the step-up of PP&E to fair value	3.7	14.9
	To eliminate impact of step-up of inventory to fair value	(24.9)	-
	Adjustment to cost of goods sold	$(45.0)	$(80.2)

A3	To adjust depreciation expense in SG&A for the step-up of PP&E to fair value	$0.1	$0.4

A4	To adjust amortization expense for intangible assets as a result of the write-off of MPG historical intangible assets and AAM's recognition of new intangible assets as a result of the acquisition	$5.6	$22.5

A5	To eliminate the effect of one-time acquisition-related charges that will not have an impact on the combined entity after the merger	$72.1	$17.2

A6
AAM incurred new debt as a result of the merger that was used, in part, to fund the cash consideration payable in connection with the merger, related fees and expenses, and to refinance certain existing indebtedness of MPG. The amount of new debt incurred was $2.85 billion, with maturities ranging from five to 10 years and a weighted average interest rate of 5.1%, including the amortization of financing fees. The following calculation represents the impact on interest expense as a result of the new borrowings and refinancing of certain existing long-term indebtedness of MPG:

	Interest expense on new senior secured credit facility (Term Loans) and new senior unsecured notes	$33.0	$128.2
	Amortization of debt issuance costs and other fees	3.3	13.4
	Elimination of MPG historical interest expense	(26.8)	(103.5)
	Adjustment to Interest expense	$9.5	$38.1

AAM incurred approximately $90.0 million in debt issuance costs associated with the new borrowings, which will be amortized into interest expense over the life of the borrowings. The impact of a 1/8% (12.5 basis points) change in the interest rate would result in a change of approximately $1.2 million in interest expense on an annual basis.

A7	To eliminate the debt refinancing and redemption costs incurred as a result of extinguishing certain existing long-term indebtedness of MPG	$2.7	$-

A8	To adjust income tax expense at the statutory rate of 35% in the United States	$28.3	$(20.5)

A9	The following table represents the estimated pro forma adjustments to shares outstanding for the purposes of calculating basic and diluted earnings per share:

	Nine Months Ended September 30, 2017		Year Ended December 31, 2016
	Basic	Diluted	Basic	Diluted
	(in millions of shares)		(in millions of shares)
AAM weighted average shares as of December 31, 2016	76.4	76.9	76.4	76.9
Shares of AAM common stock issued to stockholders of MPG, including MPG restricted shares accelerated and converted	34.4	34.4	34.4	34.4
Additional shares issued	0.4	0.4	-	-
Weighted average pro forma shares outstanding	111.2	111.7	110.8	111.3